UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 16, 2004

QUINCY ENERGY CORP.

(formerly Quincy Gold Corp.)

 (Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-31501 (Commission File Number)	98 0218264 (IRS Employer Identification No.)

309 Center Street, Hancock, MI 49930

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (906) 370 4695

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

Effective May 16, 2005 the Registrant amended its articles of incorporation by changing its name to Quincy Energy Corp.   The amendment was effected through the merger of the Registrant’s wholly-owned subsidiary, Quincy Energy Corp., with and into the Registrant, with the Registrant being the surviving entity.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits. - The following documents are filed as exhibits to this report:

3.1

Articles of Merger as filed with the Nevada Secretary of State on May 12, 2005 and effective May 16, 2005.

99.1

Press release issued May 13, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:

May 16, 2005

QUINCY ENERGY CORP.

By:

/s/ James N. Fairbairn

James N. Fairbairn

Chief Financial Officer